News

Investor Contact:	Media Contact:
Dennis C. Fabro	Rick Matthews
Senior Vice President,	Senior Vice President, Public Relations &
Investor Relations	Corporate Communications
(312) 798-6290	(312) 798-6128

Exhibit 99.1

Trizec Reports Third Quarter 2003 Results

     CHICAGO, IL, November 6, 2003 – Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the third quarter ended September 30, 2003.

     The Company reported funds from operations available to common stockholders (“FFO”) for the third quarter of 2003 of $68.7 million, compared to $71.7 million for the same period in 2002. FFO was $0.46 per diluted share for the third quarter, compared to $0.48 per diluted share for the same period a year earlier. The decrease was attributable to lower office occupancy levels and asset sales, partially offset by savings in general and administrative expenses.

     The GAAP measurement most directly comparable to FFO is net income available to common stockholders. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.

     For the third quarter, net income available to common stockholders totaled $58.8 million or $0.39 per diluted share, compared to a net loss of $254.5 million or $1.70 per diluted share for the third quarter of 2002. Last year’s net loss reflected writedowns on Trizec’s investments in two retail & entertainment properties and Sears Tower. This quarter’s net income was positively impacted by the settlement of claims related to the Desert Passage property, plus a total net gain related to asset and investment sales.

     The weighted average number of common shares outstanding for the quarter ended September 30, 2003 totaled 150,521,687 on a fully diluted basis, compared to 150,153,181 for the third quarter in 2002.

     Tim Callahan, Trizec’s Chief Executive Officer, commented, “Despite office property market conditions that have continued to be difficult, we were able to deliver solid results to our stockholders once again this quarter. Trizec is stronger today than it was a year ago and we intend to continue to position the Company for growth and the opportunities that will arise in an improving economy.”

Trizec Properties, Inc.	T: (312) 798-6000
233 South Wacker, Suite 4600	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

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Trizec Reports Third Quarter 2003 Results

     Third quarter 2003 total revenues were $221.6 million, compared to $234.9 million during the third quarter in 2002, after adjusting for discontinued operations in accordance with GAAP. The decrease was attributable to lower office occupancy levels and asset sales.

     Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $1.0 million for the quarter ended September 30, 2003, compared to $1.8 million for the same period in 2002.

     During the third quarter of 2003, the Company leased 2.5 million square feet of space in its office portfolio, with an average lease term of 7.7 years. The average gross rental rate on leases executed in the quarter was $18.63 per square foot compared to $18.55 per square foot on leases expiring during the quarter. At September 30, 2003, occupancy was 85.5 percent for the Company’s total office portfolio. This compares to 86.4 percent occupancy at June 30, 2003.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 6.2 percent on a same-property basis, compared to the third quarter of 2002, mainly due to a decrease in average occupancy from 89.2 percent to 85.8 percent.

     FFO for the first nine months of 2003 totaled $219.4 million, compared to $238.8 million for the same period in 2002. FFO was $1.46 per diluted share for the nine months ended September 30, 2003, compared to $1.59 per diluted share for the same period a year earlier.

     For the nine months ended September 30, 2003 the Company reported net income available to common stockholders of $127.6 million or $0.85 per diluted share, compared to a net loss of $172.3 million or $1.15 per diluted share for the same period in 2002.

     Total revenues for the nine months ended September 30, 2003 were $666.6 million, compared to $687.0 million during the same period last year, after adjusting for discontinued operations in accordance with GAAP.

     Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $11.1 million for the first nine months of 2003, compared to $5.5 million for the same period in 2002.

     The Company leased 5.1 million square feet of space in its office portfolio in the nine months ended September 30, 2003, with an average lease term of 6.6 years. The average gross rental rate on leases executed in the first nine months of 2003 was $21.13 per square foot compared to $20.50 per square foot on leases expiring during the same time period.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 4.7 percent on a same-property basis, compared to the first nine months of 2002, primarily due to a decrease in average occupancy of the same-property portfolio from 89.9 percent to 86.6 percent.

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Trizec Reports Third Quarter 2003 Results

     Highlights for the third quarter:

•	Trizec continued to make progress on its plan to exit non-core markets with the sales of the Esperante Office Building in West Palm Beach, Fla. and the Clark Tower in Memphis. Gross proceeds from the two transactions totaled $100.9 million.

•	Trizec sold its Sears Tower second mortgage interest to a subsidiary of MetLife for $9.0 million. The transaction eliminated the Company’s direct investment exposure to the property. MetLife retained Trizec to continue managing and leasing the property on a fee basis. During the quarter, the Company recognized a loss on the sale of this interest of $15.3 million, offset by a tax benefit related to this transaction of $12.0 million.

•	The Company reported a 425,000-square-foot lease renewal at One New York Plaza in New York City. This renewal extends the tenant’s lease term through September 2009, and is in addition to 170,000 square feet of space this customer already occupies through the end of 2010 and beyond.

•	Trizec and the investment group acquiring the bankrupt Aladdin Hotel & Casino reached a settlement on all outstanding claims between that property and Desert Passage. This resulted in a one-time gain of $26.7 million, comprised primarily of the forgiveness of debt.

•	On July 1, 2003 two hedging programs became effective. The hedges, which total $500.0 million, swap floating rate pay obligations for fixed rate. With the swaps in place, only 17 percent of Trizec’s long-term debt, including its pro-rata share from unconsolidated real estate joint ventures, is variable rate debt.

     Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock Based Compensation”, as amended by SFAS No.148 “Accounting for Stock Based Compensation — Transition and Disclosure.” The Company is applying the fair value recognition provisions of SFAS No. 123, as amended by SFAS No. 148, prospectively to all employee stock options granted after December 31, 2002. Stock option expense of $306,000 was recognized for the third quarter of 2003 and $840,000 was recognized for the nine months ended September 30, 2003.

     Subsequent to the end of the quarter, Trizec reported the sale of Minnesota Center, a property located in the Bloomington submarket of Minneapolis, for $40.7 million.

     In addition, the Company yesterday named two new independent members to its Board of Directors, James J. O’Connor and L. Jay Cross. Their appointments increase the number of Board members to 10.

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Trizec Reports Third Quarter 2003 Results

     Trizec indicated that it now expects fourth quarter 2003 FFO per share to be in the range of $0.38 to $0.40 on a fully-diluted basis, resulting in full year 2003 FFO per fully-diluted share in the range of $1.84 to $1.86. In August, the Company had said it expected year-end FFO to be at the high end of its original $1.72 to $1.82 guidance range.

     Trizec’s FFO guidance for 2004 is in the range of $1.60 to $1.70 per share on a fully-diluted basis. This guidance reflects the Company’s view that office market conditions generally are stabilizing, but will not improve substantially until at least late 2004. The Company expects its own occupancy levels to remain relatively flat, with fewer termination fees and other one-time events affecting earnings than in 2003. FFO will also be impacted by dilution from asset sales.

     The reconciliation of projected diluted net income available to common stockholders and projected diluted FFO per share is available in the attached financial statements.

     Trizec Properties will conduct a conference call today, November 6, from 10:00 a.m. to 11:30 a.m. CDT, to discuss third quarter results and other current issues. To participate in the call, please dial 1 (877) 626-0598 from Canada and the U.S., or 1 (706) 679-0876 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

     A replay of the call will be available for 15 business days by dialing 1 (800) 642-1687 and entering the pass code 3214275. A replay of this call will be available online at the Company’s web site and at various financial web portals.

     Consolidated financial information is attached. As well, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, has ownership interests in and manages a high-quality portfolio of 65 office properties totaling approximately 43 million square feet concentrated in the metropolitan areas of seven major U.S. cities. Trizec also has interests in two retail/entertainment properties. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com.

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Trizec Reports Third Quarter 2003 Results

This release contains forward-looking statements relating to our business and financial outlook, which are based on our current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Such factors include those set forth in more detail in the Risk Factors section in our Form 10-K for the year ended December 31, 2002, in our Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and in our Post-Effective Amendment No. 1 to Form S-11 on Form S-3 (Registration No. 333-84878) filed with the U.S. Securities and Exchange Commission.

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Consolidated Balance Sheets
(unaudited)

	September 30	December 31
$ thousands, except share and per share amounts	2003	2002

Assets
Real estate	$5,153,043	$5,389,013
Less: accumulated depreciation	(643,828)	(565,350)

Real estate, net	4,509,215	4,823,663
Cash and cash equivalents	112,679	62,253
Escrows and restricted cash	38,621	46,798
Investment in unconsolidated real estate joint ventures	241,246	220,583
Investment in Sears Tower	—	23,600
Office tenant receivables, net	15,558	26,536
Other receivables, net	14,412	20,499
Deferred rent receivables, net	145,953	131,395
Deferred charges, net	125,200	141,407
Prepaid expenses and other assets	93,141	82,525

Total Assets	$5,296,025	$5,579,259

Liabilities and Stockholders’ Equity
Liabilities
Mortgage debt and other loans	$3,064,420	$3,345,238
Trade, construction and tenant improvements payables	42,019	53,816
Accrued interest expense	11,674	12,931
Accrued operating expenses and property taxes	83,225	92,901
Other accrued liabilities	87,218	83,419
Dividends payable	32,614	—
Taxes payable	60,979	109,949

Total Liabilities	3,382,149	3,698,254

Commitments and Contingencies

Minority Interest	3,316	2,540

Redeemable Stock	200	200

Stockholders’ Equity
Common Stock, 500,000,000 shares authorized at September 30, 2003 and December 31, 2002, $0.01 par value, 150,556,040 and 150,033,310 issued and 150,538,029 and 150,029,664 outstanding at September 30, 2003 and December 31, 2002, respectively	1,505	1,500
Additional paid in capital	2,187,616	2,181,958
Accumulated deficit	(248,096)	(285,482)
Treasury stock, at cost, 18,011 and 3,646 shares at September 30, 2003 and December 31, 2002, respectively	(237)	(40)
Unearned compensation	(4,111)	(3,593)
Accumulated other comprehensive loss	(26,317)	(16,078)

Total Stockholders’ Equity	1,910,360	1,878,265

Total Liabilities and Stockholders’ Equity	$5,296,025	$5,579,259

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Consolidated and Combined Consolidated Statements of Operations (unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Revenues
Rentals	$164,368	$174,193	$497,581	$510,827
Recoveries from tenants	27,426	30,862	84,594	85,684
Parking and other	23,787	26,228	70,977	77,183
Fee income	3,805	2,043	8,597	7,031
Interest and other	2,180	1,533	4,836	6,262

Total Revenues	221,566	234,859	666,585	686,987

Expenses
Operating	78,362	82,826	232,447	227,636
Property taxes	24,641	25,122	74,613	73,410
General and administrative	9,884	13,932	28,505	32,616
Interest	45,996	47,819	137,225	138,822
Depreciation and amortization	45,167	41,937	135,633	117,926
Stock option grant expense	306	2,779	840	4,781
Gain on early debt retirement	—	—	(3,363)	—
Provision for loss on real estate	—	199,455	—	199,455
Loss on and provision for loss on investment	15,303	48,292	15,303	48,292
Gain on lawsuit settlement	(26,709)	—	(26,709)	—

Total Expenses	192,950	462,162	594,494	842,938

Income (Loss) before Income Taxes, Minority Interest, Income (Loss) from Unconsolidated Real Estate Joint Ventures, Recovery on Insurance Claims, Discontinued Operations and Gain on Disposition of Real Estate	28,616	(227,303)	72,091	(155,951)
Benefit (Provision) for income and other corporate taxes, net	10,692	(1,334)	7,786	(4,100)
Minority interest	(240)	1,514	(776)	1,190
Income (Loss) from unconsolidated real estate joint ventures	4,359	(35,182)	17,974	(28,517)
Recovery on insurance claims	8	3,240	7,492	3,240

Income (Loss) from Continuing Operations	43,435	(259,065)	104,567	(184,138)
Discontinued Operations
Income from discontinued operations	1,281	1,197	5,026	5,013
Gain on disposition of discontinued real estate, net, and provision for loss on discontinued real estate	16,610	3,290	10,544	3,168

Income (Loss) Before Gain on Disposition of Real Estate	61,326	(254,578)	120,137	(175,957)
Gain on disposition of real estate	—	314	11,351	4,252

Net Income (Loss)	61,326	(254,264)	131,488	(171,705)

Special voting and Class F convertible stockholders’ dividends	(2,504)	(281)	(3,917)	(585)

Net Income (Loss) Available to Common Stockholders	$58,822	$(254,545)	$127,571	$(172,290)

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Consolidated and Combined Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

				Pro forma
Earnings per common share
Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.39	$(1.70)	$0.85	$(1.15)
Diluted	$0.39	$(1.70)	$0.85	$(1.15)
Weighted average shares outstanding
Basic	149,933,043	149,535,079	149,834,920	149,409,521
Diluted	150,521,687	149,535,079	150,058,224	149,409,521

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Earnings Per Share Calculation

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Numerator:
Income (Loss) from continuing operations	$43,435	$(259,065)	$104,567	$(184,138)
Gain on disposition of real estate	—	314	11,351	4,252
Less: Special voting and Class F convertible stockholders’ dividends	(2,504)	(281)	(3,917)	(585)

Income (Loss) from Continuing Operations Available to Common Stockholders	40,931	(259,032)	112,001	(180,471)
Discontinued operations	17,891	4,487	15,570	8,181

Net Income (Loss) Available to Common Stockholders	$58,822	$(254,545)	$127,571	$(172,290)

Denominator:
				Pro forma

Weighted average shares outstanding
Basic	149,933,043	149,535,079	149,834,920	149,409,521
Effect of dilutive securities	588,644	—	223,304	—

Diluted	150,521,687	149,535,079	150,058,224	149,409,521

				Pro forma

Basic Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.27	$(1.73)	$0.75	$(1.21)
Discontinued operations	0.12	0.03	0.10	0.06

Net Income (Loss) Available to Common Stockholders	$0.39	$(1.70)	$0.85	$(1.15)

				Pro forma

Diluted Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.27	$(1.73)	$0.75	$(1.21)
Discontinued operations	0.12	0.03	0.10	0.06

Net Income (Loss) Available to Common Stockholders	$0.39	$(1.70)	$0.85	$(1.15)

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Reconciliation of Funds from Operations

     Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, is an appropriate measure of performance for an equity REIT. The White Paper on Funds from Operations, approved by NAREIT in April 2002, defines funds from operations as net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company computes funds from operations as net income (loss) available to common stockholders adjusted for gain on lawsuit settlement, sales of properties, net, real estate related depreciation and amortization, gain on early debt retirement, minority interest and recovery on insurance claims. In addition, the Company eliminates the effects of provision for loss on real estate and loss on and provision for loss on investments, net of the tax benefit, because they are not representative of our real estate operations. The Company believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company’s computation of funds from operations may not be comparable to funds from operations reported by other REITs. Funds from operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions.

     The following tables reflect the Company’s calculation of funds from operations and funds from operations per share, basic and diluted, for the three and nine months ended September 30, 2003 and 2002:

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Reconciliation of Funds from Operations (continued) (unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net income (loss) available to common stockholders	$58,822	$(254,545)	$127,571	$(172,290)
Add/(deduct):
Loss on and provision for loss on investment	15,303	48,292	15,303	48,292
Tax benefit for loss on investment	(12,000)	—	(12,000)	—
Gain on lawsuit settlement	(26,709)	—	(26,709)	—
Provision for loss on real estate	—	199,455	—	199,455
Gain on disposition of real estate	—	(314)	(11,351)	(4,252)
Gain on disposition of discontinued real estate, net, and provision for loss on discontinued real estate	(16,610)	(3,290)	(10,544)	(3,168)
Gain on disposition, gain on early debt retirement and provision for loss in unconsolidated real estate joint ventures	—	38,800	(2,981)	38,800
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	49,653	48,025	150,203	136,435
Gain on early debt retirement	—	—	(3,363)	—
Minority interest	240	(1,514)	776	(1,190)
Recovery on insurance claims	(8)	(3,240)	(7,492)	(3,240)

Funds from operations available to common stockholders	$68,691	$71,669	$219,413	$238,842

				Pro forma

Weighted average shares outstanding – basic	149,933,043	149,535,079	149,834,920	149,409,521

Weighted average shares outstanding – diluted	150,521,687	150,153,181	150,058,224	149,911,388

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Reconciliation of Funds from Operations per Share, Basic

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net income (loss) available to common stockholders	$0.39	$(1.70)	$0.85	$(1.15)
Add/(deduct):
Loss on and provision for loss on investment	0.10	0.32	0.10	0.32
Tax benefit for loss on investment	(0.08)	—	(0.08)	—
Gain on lawsuit settlement	(0.18)	—	(0.18)	—
Provision for loss on real estate	—	1.33	—	1.33
Gain on disposition of real estate	—	—	(0.08)	(0.03)
Gain on disposition of discontinued real estate, net, and provision for loss on discontinued real estate	(0.11)	(0.02)	(0.07)	(0.02)
Gain on disposition, gain on early debt retirement and provision for loss in unconsolidated real estate joint ventures	—	0.26	(0.02)	0.26
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	0.32	1.00	0.91
Gain on early debt retirement	—	—	(0.02)	—
Minority interest	—	(0.01)	0.01	(0.01)
Recovery on insurance claims	—	(0.02)	(0.05)	(0.02)

Funds from operations available to common stockholders (a)	$0.46	$0.48	$1.46	$1.60

(a)	Funds from operations available to common stockholders per share may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share, Diluted

	For the three months ended		For the nine months ended
	September 30		September 30
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net income (loss) available to common stockholders	$0.39	$(1.70)	$0.85	$(1.15)
Add/(deduct):
Loss on and provision for loss on investment	0.10	0.32	0.10	0.32
Tax benefit for loss on investment	(0.08)	—	(0.08)	—
Gain on lawsuit settlement	(0.18)	—	(0.18)	—
Provision for loss on real estate	—	1.33	—	1.33
Gain on disposition of real estate	—	—	(0.08)	(0.03)
Gain on disposition of discontinued real estate, net, and provision for loss on discontinued real estate	(0.11)	(0.02)	(0.07)	(0.02)
Gain on disposition, gain on early debt retirement and provision for loss in unconsolidated real estate joint ventures	—	0.26	(0.02)	0.26
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	0.32	1.00	0.91
Gain on early debt retirement	—	—	(0.02)	—
Minority interest	—	(0.01)	0.01	(0.01)
Recovery on insurance claims	—	(0.02)	(0.05)	(0.02)

Funds from operations available to common stockholders (a)	$0.46	$0.48	$1.46	$1.59

(a)	Funds from operations available to common stockholders per share may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance

	Fourth Quarter 2003			Full Year 2004
$ thousands, except share and
per share amounts	Low	-	High	Low	-	High

Projected net income available to common stockholders (diluted)	$0.05	-	$0.06	$0.35	-	$0.43
Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	-	0.34	1.25	-	1.27

Projected FFO available to common stockholders (diluted)	$0.38	-	$0.40	$1.60	-	$1.70

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